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                                                                    EXHIBIT 10.9

                  AMENDED AND RESTATED ACCOMMODATION AGREEMENT

        This Amended and Restated Accommodation Agreement (this "AGREEMENT") is made as of August 9, 2004 by and between Behringer Harvard REIT I, Inc., a Maryland corporation ("BH REIT"), and Behringer Harvard Holdings, LLC, a Delaware limited liability company ("BHH").

                                    RECITALS

        A. BHH is in the business of, among other things, acquiring real estate projects for tenant in common syndication (each a "PROJECT").

        B. BHH and BH REIT have previously entered into an arrangement whereby BH REIT may agree to guarantee certain short-term loans from lenders ("LENDERS") of up to $1,000,000 in principal amount each to fund acquisition and syndication costs with respect to certain Projects in exchange for a fee and, if agreed by the parties at the time of such guarantee, the right to acquire an interest in such Projects.

        C. BH REIT and/or its operating limited partnership provides certain accommodations to BHH in connection with its tenant in common offerings whereby for a fee will agree to purchase unsold tenant in common interests in offerings thereof by BHH (each a "TIC OFFERING") that utilize bridge financing and BHH and BH REIT wish to amend the terms of their arrangement such that BH REIT may agree to guarantee certain bridge loans associated with such tenant in common interests and/or provide security therefor.

        D. BHH and BH REIT desire to enter into this Agreement to reflect their understanding regarding the guarantees to be provided by BH REIT, and the compensation payable to BH REIT for such guarantees.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. GUARANTY OF ACQUISITION AND SYNDICATION COST LOANS. In the event that BHH wishes to obtain a guaranty (each an "ACQUISITION AND SYNDICATION COST LOAN GUARANTY") from BH REIT of any loan (each an "ACQUISITION AND SYNDICATION COST LOAN") to fund acquisition and syndication costs and deposits with respect to any Project, and BH REIT agrees to provide such ACQUISITION AND SYNDICATION COST Loan Guarantee, the parties will evidence such agreement pursuant to their completion and execution of a Project Schedule in the form of Exhibit A attached hereto (each a "PROJECT SCHEDULE").

                1.1 BASIC TERMS OF ACQUISITION AND SYNDICATION COST LOANS\ GUARANTY. Each Acquisition and Syndication Cost Loan Guaranty shall be on commercially usual forms (a form generally utilized by a federal-chartered banking institution, state-chartered banking institution or a national third-party commercial lender will be deemed usual), will be for a period not to exceed six (6) months and shall be limited to no more than One Million Dollars ($1,000,000) in principal amount plus related accrued interest thereon. As a condition precedent to execution by management of BH REIT, each Acquisition and

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        Syndication Cost Loan Guaranty shall first be approved by a majority of the members of the Board of Directors of BH REIT not otherwise interested in the transaction, including a majority of the independent directors. Each Acquisition and Syndication Cost Loan Guaranty will be supported by a letter of credit obtained by BH REIT or a pledge of cash, in form and substance acceptable to BH REIT (provided that arrangements substantially similar to the arrangements currently in place with First American Bank, SSB (the "FAB ARRANGEMENTS") in respect of the existing $2,500,000 credit line entered into pursuant to this Section 1 shall be deemed acceptable to BH REIT) if required by the Lender (or other collateral acceptable to BH REIT).

                1.2 EXTENSION OF ACQUISITION AND SYNDICATION COST LOAN GUARANTY. Upon written request by BHH and subject to the prior consent of a majority of the independent directors of BH REIT, each Acquisition and Syndication Cost Loan Guaranty may be extended for one or more additional six (6) month periods in exchange for the additional consideration set forth in Section 3 below.

        2. GUARANTY OF BRIDGE LOANS. In the event that BHH wishes to obtain a guaranty (each a "BRIDGE GUARANTY") from BH REIT of any loan pursuant to which BHH acquires its interest in respect of a Project, which interest is intended to be sold in a TIC Offering (each a "BRIDGE LOAN"), and BH REIT agrees to provide such Bridge Guarantee, the parties will evidence such agreement pursuant to their completion and execution of a Project Schedule.

                2.1 BASIC TERMS OF BRIDGE LOANS GUARANTY. Each Bridge Guaranty shall be on commercially usual forms (a form generally utilized by a federal-chartered banking institution, state-chartered banking institution or a national third-party commercial lender will be deemed usual), will be for a period not to exceed six (6) months and shall be limited to no more than the obligations under the Bridge Loan. Each Bridge Guaranty will be supported by a letter of credit obtained by BH REIT or a pledge of cash and/or BH REIT's interest in the Project, if required by the Lender (or other collateral acceptable to BH REIT), in each case in form and substance acceptable to BH REIT (provided that arrangements substantially similar to the FAB Arrangements shall be deemed acceptable to BH REIT). As a condition precedent to execution by management of BH REIT, each Project the subject of a Bridge Guaranty shall first be approved by a majority of the members of the Board of Directors of BH REIT not otherwise interested in the transaction, including a majority of the independent directors, as a Project that may be one hundred percent (100%) acquired by BH REIT and each Bridge Guaranty shall first be approved by a majority of the members of the Board of Directors of BH REIT not otherwise interested in the transaction, including a majority of the independent directors.

                2.2 EXTENSION OF BRIDGE GUARANTY. Upon written request by BHH and subject to the prior consent of a majority of the independent directors of BH REIT, each Bridge Guaranty may be extended for one or more additional six (6) month periods in exchange for the additional consideration set forth in Section 3 below.

        3. GUARANTY FEE. BHH shall pay to BH REIT a fee (the "GUARANTY FEE") in an amount equal to one percent (1%) of the Acquisition and Syndication Cost Loan or Bridge Loan (each a "LOAN") amount guaranteed by BH REIT, which Guaranty Fee shall be paid on the date or dates

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such Loan or portion thereof is made. If an Acquisition and Syndication Cost
Guaranty or Bridge Guaranty (each a "GUARANTY") is extended for any additional six (6) month period, an additional 1% Guaranty Fee shall be paid on the date of each such extension.

        4. RIGHT TO PURCHASE INTEREST IN PROJECTS. BHH hereby agrees that, if required by BH REIT in the Project Schedule for any Guaranty, BH REIT (or its affiliates) shall have the option, but not the obligation, to purchase up to a 5% interest in each Project with respect to which a Guaranty is made by BH REIT. The purchase price for each 1% interest shall be equal to the purchase price paid by BHH for a 1% interest in the Project plus a pro rata share of the closing costs and expenses unless substantial justification for an excess amount exists and such excess is reasonable in the sole discretion of the majority of independent directors of BH REIT. In no event shall the pro rated purchase price for any interest acquired by BH REIT in the Project exceed the Project's pro rated appraised value if BH REIT's interest is acquired from an affiliate of BH REIT's advisor. Upon the mutual agreement of the parties, the percentage interest that may be purchased by BH REIT (or its affiliates) pursuant to this
Section 3 may exceed 5%.

        5.      SECURITY INTEREST; PURCHASE RIGHT, SUBROGATION; SETOFF; PLEDGE.

                5.1 BHH hereby grants to BH REIT a security interest in each purchase agreement entered into with respect to a Project for which a Guaranty is made by BH REIT. BHH further agrees that it will not grant a security interest in any such purchase agreement to any other party. If BHH fails to acquire a Project during the period specified in the purchase agreement for such Project and no extension is granted for such acquisition, such failure shall constitute an event of default with respect to such Project ("PROJECT DEFAULT"). Upon a Project Default, BHH shall (i) transfer all of its rights under the purchase agreement with respect to such Project to BH REIT, and (ii) shall cooperate with BH REIT to obtain an extension of such purchase agreement with the seller. In addition, BH REIT shall have the right to exercise any other remedies available at law or in equity or as provided for herein.

                5.2 BHH hereby grants to BH REIT a right to acquire any or all of the tenant in common interests is any Project the subject of a Bridge Guaranty on the basis set forth in Section 4 above at any time after the fifth (5th) day before the related Bridge Loan would become due by its terms or upon any default of the related Bridge Loan.

                5.3 Subject to any limitations in the applicable Guaranty, BH REIT shall have full rights of subrogation in respect of any amounts of the related Loan it pays to the Lender under such Guaranty.

                5.4 BHH agrees that, in addition to, and without limitation of, any right of setoff, security interest, lien or counterclaim BH REIT may otherwise have, BH REIT shall be entitled, at the sole option of BH REIT, to offset any amounts that BH REIT may at any time become obligated to pay BHH or any of its direct or indirect subsidiaries, including without limitation, organization and offering expense reimbursements, acquisition and advisory fees, acquisition expense reimbursements property management fees, leasing commissions, and asset management fees (but specifically excluding commissions and dealers manager's fees payable to Behringer Securities LP) against any

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        amount payable by BHH to BH REIT under this Agreement or pursuant to any rights of subrogation that are not paid when due.

        6. PROJECT SCHEDULE. The terms of each Guaranty made under this Agreement shall be set forth on a Project Schedule to this Agreement in the form attached hereto as Exhibit A, which Exhibit shall be amended as Projects are completed or added.

        7. TERM OF AGREEMENT. This Agreement shall be effective until terminated at any time by written notice from one party to the other of such termination. Regardless of any such termination this Agreement shall remain effective as to any Guaranty provided prior to such termination.

        8. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered personally to the party to whom notice is to be given, or on the first (1st) business day after deposit, if deposited with Federal Express or another reputable overnight courier service, or on the third (3rd) day after mailing by first class mail, registered or certified, postage prepaid, if mailed to the party to whom notice is given.

        9. SEVERABILITY OF PROVISIONS. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

        10. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regards to principals of conflicts of laws.

        11. BINDING AGREEMENT. This Agreement shall be binding on the parties hereto, and their respective heirs, executors, personal representatives, successors and assigns.

        12. HEADINGS. All section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section.

        13. RELIANCE. No person other than the parties to this Agreement may directly or indirectly rely upon or enforce the provisions of this Agreement, whether as a third party beneficiary or otherwise.

        14. ENTIRE AGREEMENT. This Agreement constitutes the entire written agreement between the parties and supersedes all prior agreements, oral or written, including without limitation the Accommodation Agreement dated January 28, 2004 between the parties hereto, with respect to the subject matter hereof.

        15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original (including copies sent to a party by telecopy or facsimile transmission) as against the party signing such counterpart, but which together shall constitute one and the same instrument.

        16. EXPENSES. BHH shall pay and/or reimburse upon demand all costs of BH REIT in connection with this Agreement, the transactions contemplated hereby (including any costs

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associated with any pledge of assets or the placement of any letter of credit)
and any enforcement of its rights under this Agreement, including without limitation costs of investigation of any breach hereunder and attorneys' fees and expenses. Any amount owed by BHH to BH REIT not paid when due hereunder shall earn interest at the greater of the eighteen percent (18%) per annum or the maximum amount permitted by applicable law.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, effective as of the date first written above.

                                      BEHRINGER HARVARD REIT I, INC., a Maryland corporation


                                      By:
                                         ---------------------------------------
                                         Robert M. Behringer, Chief Executive
                                         Officer


                                      BEHRINGER HARVARD HOLDINGS, LLC, a
                                      Delaware limited liability company


                                      By:
                                         ---------------------------------------
                                         Robert M. Behringer, Chief Executive
                                         Officer





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                                    EXHIBIT A

                                PROJECT SCHEDULE

        Behringer Harvard REIT I, Inc., a Maryland corporation ("BH REIT"), and Behringer Harvard Holdings, LLC, a Delaware limited liability company ("BHH"), hereby agree to this Project Schedule pursuant to the Amended and Restated Accommodation Agreement dated as of August 9, 2004 (the "ACCOMMODATION AGREEMENT") by and between BH REIT and BHH and with respect to ___________________________________________ (the "PROJECT"). Capitalized terms used herein shall have the meanings given them in the Accommodation Agreement.

        1.    AMOUNT OF LOAN:                    $___________________.

        2.    Type of Loan                       ____________________.

        3.    LENDER:                            ____________________.

        4.    AMOUNT GUARANTEED:                 $___________________.

        5.    LOAN ORIGINATION DATE:             ____________________.

        6.    LOAN MATURITY DATE:                ____________________.

        7.    PURCHASE OPTION PERCENTAGE:        ___________________%.

        BHH hereby certifies that it has provided BH REIT with execution draft of the proposed Guaranty that will be utilized in the above-referenced transaction and that said Guaranty will not be modified or amended without the prior written approval of a majority of the members of the Board of Directors of BH REIT not otherwise interested in the transaction, including a majority of the independent directors. BH REIT hereby certifies that the Guaranty has been approved by a majority of the members of the Board of Directors of BH REIT not otherwise interested in the transaction, including a majority of the independent directors.

        IN WITNESS WHEREOF, the parties have caused this Project Schedule to be duly executed, effective as of __________________, 20___.


                                      BEHRINGER HARVARD REIT I, INC., a Maryland corporation


                                      By:
                                         ---------------------------------------
                                         Robert M. Behringer, Chief Executive
                                         Officer


                                      BEHRINGER HARVARD HOLDINGS, LLC, a
                                      Delaware limited liability company


                                      By:
                                         ---------------------------------------
                                         Robert M. Behringer, Chief Executive
                                         Officer

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